Exhibit 25.1

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY
UNDER THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE

___  CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO
SECTION 305(b) (2)

WELLS FARGO BANK, NATIONAL ASSOCIATION

(Exact name of trustee as specified in its charter)

A National Banking Association	94-1347393
(Jurisdiction of incorporation or	(I.R.S. Employer
organization if not a U.S. national	Identification No.)
bank)

101 North Phillips Avenue
Sioux Falls, South Dakota	57104
(Address of principal executive offices)	(Zip code)

Wells Fargo & Company
Law Department, Trust Section
MAC N9305-175
Sixth Street and Marquette Avenue, 17th Floor
Minneapolis, Minnesota 55479
(612) 667-4608
(Name, address and telephone number of agent for service)

CCO HOLDINGS, LLC
and CCO HOLDINGS Capital Corp.
(Exact name of obligor as specified in its charter)

Delaware	03-0511293
Delaware	13-4257703
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

12405 Powers court Drive
St. Louis, Missouri	63131
(Address of principal executive offices)	(Zip code)

8 3/4% Senior Notes due 2013
(Title of the indenture securities)

Exhibit 25.1

Item 1. General Information. Furnish the following information as to the trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency Treasury Department Washington, D.C.

Federal Deposit Insurance Corporation Washington, D.C.

Federal Reserve Bank of San Francisco San Francisco, California 94120

(b)	Whether it is authorized to exercise corporate trust powers.

The trustee is authorized to exercise corporate trust powers.

Item 2. Affiliations with Obligor. If the obligor is an affiliate of the trustee, describe each such affiliation.

None with respect to the trustee.

No responses are included for Items 3-14 of this Form T-1 because the obligor is not in default as provided under Item 13.

Item 15. Foreign Trustee. Not applicable.

Item 16. List of Exhibits. List below all exhibits filed as a part of this Statement of Eligibility.

Exhibit 1.	A copy of the Articles of Association of the trustee now in effect.*

Exhibit 2.	A copy of the Comptroller of the Currency Certificate of Corporate Existence and Fiduciary Powers for Wells Fargo Bank, National Association, dated February 4, 2004.**

Exhibit 3.	See Exhibit 2

Exhibit 4.	Copy of By-laws of the trustee as now in effect.***

Exhibit 5.	Not applicable.

Exhibit 6.	The consent of the trustee required by Section 321(b) of the Act.

Exhibit 7.	A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.****

Exhibit 8.	Not applicable.

Exhibit 9.	Not applicable.

* Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as exhibit 25 to the Form T-3 dated March 3, 2004 of Trans-Lux Corporation file number 022-28721.

** Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as exhibit 25 to the Form T-3 dated March 3, 2004 of Trans-Lux Corporation file number 022-28721.

*** Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as exhibit 25 to the Form T-3 dated March 3, 2004 of Trans-Lux Corporation file number 022-28721.

****Wells Fargo Bank Minnesota, National Association was consolidated into Wells Fargo Bank, National Association effective February 20, 2004.

Exhibit 25.1

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Wells Fargo Bank, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Minneapolis and State of Minnesota on the 17th day of March 2004.

WELLS FARGO BANK, NATIONAL ASSOCIATION

/s/ Timothy P. Mowdy
Timothy P. Mowdy
Assistant Vice President

EXHIBIT 6

March 17, 2004

Securities and Exchange Commission
Washington, D.C. 20549

Gentlemen:

In accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, the undersigned hereby consents that reports of examination of the undersigned made by Federal, State, Territorial, or District authorities authorized to make such examination may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Very truly yours, WELLS FARGO BANK, NATIONAL ASSOCIATION

/s/ Timothy P. Mowdy
Timothy P. Mowdy
Assistant Vice President

Exhibit 7

Consolidated Report of Condition of

Wells Fargo Bank Minnesota, National Association
of Sixth Street and Marquette Avenue, Minneapolis, MN 55479
And Foreign and Domestic Subsidiaries,
at the close of business December 31, 2003, filed in accordance with 12 U.S.C. §161 for National Banks.

		Dollar Amounts
		In Millions
ASSETS
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin		$1,322
Interest-bearing balances		127
Securities:
Held-to-maturity securities		0
Available-for-sale securities		2,568
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold in domestic offices		1,053
Securities purchased under agreements to resell		0
Loans and lease financing receivables:
Loans and leases held for sale		14,457
Loans and leases, net of unearned income	27,715
LESS: Allowance for loan and lease losses	284
Loans and leases, net of unearned income and allowance		27,431
Trading Assets		49
Premises and fixed assets (including capitalized leases)		180
Other real estate owned		12
Investments in unconsolidated subsidiaries and associated companies		0
Customers’ liability to this bank on acceptances outstanding		22
Intangible assets
Goodwill		291
Other intangible assets		9
Other assets		1,281

Total assets		$48,802

LIABILITIES
Deposits:
In domestic offices		$29,890
Noninterest-bearing	17,097
Interest-bearing	12,793
In foreign offices, Edge and Agreement subsidiaries, and IBFs		4
Noninterest-bearing	0
Interest-bearing	4
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased in domestic offices		9,295
Securities sold under agreements to repurchase		237

Dollar Amounts
In Millions
Trading liabilities	2
Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases)	4,543
Bank’s liability on acceptances executed and outstanding	22
Subordinated notes and debentures	0
Other liabilities	973

Total liabilities	$44,966
Minority interest in consolidated subsidiaries	0
EQUITY CAPITAL
Perpetual preferred stock and related surplus	0
Common stock	100
Surplus (exclude all surplus related to preferred stock)	2,134
Retained earnings	1,546
Accumulated other comprehensive income	56
Other equity capital components	0

Total equity capital	3,836

Total liabilities, minority interest, and equity capital	$48,802

I, Karen B. Martin, Vice President of the above-named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true to the best of my knowledge and belief.

Karen B. Martin
Vice President

We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

Jon R. Campbell
Marilyn A. Dahl	Directors
Gerald B. Stenson

Exhibit 7

Consolidated Report of Condition of

Wells Fargo Bank National Association
of 420 Montgomery Street, San Francisco, CA 94163
And Foreign and Domestic Subsidiaries,
at the close of business December 31, 2003, filed in accordance with 12 U.S.C. §161 for National Banks.

		Dollar Amounts
		In Millions
ASSETS
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin		$11,411
Interest-bearing balances		3,845
Securities:
Held-to-maturity securities		0
Available-for-sale securities		17,052
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold in domestic offices		516
Securities purchased under agreements to resell		109
Loans and lease financing receivables:
Loans and leases held for sale		14,571
Loans and leases, net of unearned income	172,511
LESS: Allowance for loan and lease losses	1,554
Loans and leases, net of unearned income and allowance		170,957
Trading Assets		6,255
Premises and fixed assets (including capitalized leases)		2,067
Other real estate owned		144
Investments in unconsolidated subsidiaries and associated companies		306
Customers’ liability to this bank on acceptances outstanding		68
Intangible assets
Goodwill		6,814
Other intangible assets		7,501
Other assets		8,858

Total assets		$250,474

LIABILITIES
Deposits:
In domestic offices		$157,695
Noninterest-bearing	44,315
Interest-bearing	113,380
In foreign offices, Edge and Agreement subsidiaries, and IBFs		16,249
Noninterest-bearing	6
Interest-bearing	16,243
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased in domestic offices		14,685
Securities sold under agreements to repurchase		1,613

Dollar Amounts
In Millions
Trading liabilities	4,277
Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases)	18,212
Bank’s liability on acceptances executed and outstanding	68
Subordinated notes and debentures	6,742
Other liabilities	7,358

Total liabilities	$226,899
Minority interest in consolidated subsidiaries	60
EQUITY CAPITAL
Perpetual preferred stock and related surplus	0
Common stock	520
Surplus (exclude all surplus related to preferred stock)	17,709
Retained earnings	4,920
Accumulated other comprehensive income	366
Other equity capital components	0

Total equity capital	23,515

Total liabilities, minority interest, and equity capital	$250,474

I, James E. Hanson, Vice President of the above-named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true to the best of my knowledge and belief.

James E. Hanson
Vice President

We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

Carrie L. Tolstedt
Howard Atkins	Directors
John Stumpf